Exhibit 4.2

EXECUTION VERSION

CARGURUS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TABLE OF CONTENTS

1.	Definitions		1

2.	Registration Rights		5

	2.1	Demand Registration	5

	2.2	Company Registration	6

	2.3	Underwriting Requirements	7

	2.4	Obligations of the Company	8

	2.5	Furnish Information	9

	2.6	Expenses of Registration	10

	2.7	Delay of Registration	10

	2.8	Indemnification	10

	2.9	Reports Under Exchange Act	12

	2.10	Limitations on Subsequent Registration Rights	13

	2.11	“Market Stand-off” Agreement	13

	2.12	Restrictions on Transfer	14

	2.13	Termination of Registration Rights	15

	2.14	Registration Rights Limited to Class A Common Stock	15

3.	Information and Observer Rights		16

	3.1	Delivery of Financial Statements	16

	3.2	Inspection	17

	3.3	Observer Rights	17

	3.4	Termination of Information Rights and Observer Rights	18

4.	Rights to Future Stock Issuances		18

	4.1	Right of First Offer	18

	4.2	Termination	20

5.	Additional Covenants		20

	5.1	Employee Agreements	20

	5.2	Employee Stock	20

	5.3	Board Matters	20

	5.4	Successor Indemnification	20

	5.5	Indemnification Matters	21

	5.6	Right to Conduct Activities	21

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	5.7	FCPA	22

	5.8	Termination of Covenants	22

6.	Miscellaneous		22

	6.1	Successors and Assigns	22

	6.2	Governing Law	23

	6.3	Counterparts	23

	6.4	Titles and Subtitles	23

	6.5	Notices	23

	6.6	Amendments and Waivers	23

	6.7	Severability	24

	6.8	Aggregation of Stock	25

	6.9	Additional Investors	25

	6.10	Entire Agreement	25

	6.11	Dispute Resolution	25

	6.12	Delays or Omissions	26

	6.13	Effect on Prior Agreement	26

SCHEDULE A -		Schedule of Investors

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 23rd day of August, 2016, by and among CarGurus, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsection 6.9 below, the “Investors”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, and other rights pursuant to an Investors’ Rights Agreement, dated as of July 7, 2015, by and between the Company and such Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors represent the Majority Investors (as defined in the Prior Agreement), and with the Company desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series E Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors representing the Majority Investors under the Prior Agreement, and the Company.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1.             Definitions. For purposes of this Agreement:

1.1          “Advisory Investor” means a mutual fund, pension fund, pooled investment vehicle or separate account advised by an investment advisor registered under the Investment Adviser’s Act of 1940, as amended.

1.2          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members or investment advisor of, or shares the same management company with, such Person.

1.3          “Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation, as may be amended from time to time.

1.4          “Common Stock” means shares of the Company’s Class A common stock, par value $0.001 per share and Class B common stock, par value $0.001 per share.

1.5          “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the field of online automotive research and shopping, but shall not include (w) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor, (x) any Advisory Investor, (y) Growth Capital Fund I, L.P. or (z) Foxhaven Master Fund, LP or Foxway, LP.

1.6          “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7          “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9          “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10        “Fidelity” shall mean Fidelity Management & Research Company and any successor or affiliated registered investment advisor to the Fidelity Investors.

1.11        “Fidelity Investors” shall mean any Investors advised or subadvised by Fidelity or one of its Affiliates.

1.12        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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1.13        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14        “GAAP” means generally accepted accounting principles in the United States.

1.15        “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.16        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.18        “Institutional Investors” means, collectively, (w) Growth Capital Fund I, L.P., (x) T. Rowe Price, (y) each Fidelity Investor and (z) Foxhaven Master Fund, LP or Foxway, LP (together with its/their Affiliates).

1.19        “Lead Investor” means Growth Capital Fund I, L.P. and/or its Affiliates and assigns.

1.20        “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock, the public offering price per share of which is not less than $5.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), and which results in aggregate cash proceeds to the Company of not less than $75 million (net of underwriting discounts and commissions).

1.21        “Key Employee” means (i) Langley Steinert, (ii) any other executive-level employee and (iii) any employee who, either alone or in concert with others, has significant involvement in the development, invention, programming or design of any Company Intellectual Property (as defined in the Purchase Agreement).

1.22        “Major Investor” means (a) any Investor that, individually or together with such Investor’s Affiliates, holds at least (i) 800,000 shares of Common Stock, with respect to Investors holding Common Stock, (ii) 400,000 shares of Series A Preferred Stock, with respect to Investors holding Series A Preferred Stock, (iii) 400,000 shares of Series B Preferred Stock, with respect to Investors holding Series B Preferred Stock, (iv) 500,000 shares of Series C Preferred Stock, with respect to Investors holding Series C Preferred Stock, (v) 500,000 shares of Series D Preferred Stock, with respect to Investors holding Series D Preferred Stock (in each case, as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), or (vi) 100,000 shares of Series E Preferred Stock, with respect to Investors holding Series E Preferred Stock (in each case, as adjusted for any stock

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split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and (b) any Holder that is an Advisory Investor.

1.23        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.24        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.25        “Preferred Directors” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Certificate of Incorporation.

1.26        “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”).

1.27        “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2.8 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.28        “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.29        “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.30        “SEC” means the Securities and Exchange Commission.

1.31        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

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1.33        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.35        “T. Rowe Price” means T. Rowe Price Associates, Inc. and/or its Affiliates and assigns.

1.36        “2015 Equity Incentive Plan” means the Amended and Restated 2015 Equity Incentive Plan of the Company, as may be amended from time to time.

2.             Registration Rights. The Company covenants and agrees as follows:

2.1          Demand Registration.

(a)           Form S-1 Demand. If at any time after the date that is one hundred eighty (180) days after the effective date of the registration statement for a Qualified IPO, the Company receives a request from Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to the Registrable Securities then outstanding, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)           Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from any Holder or Holders of Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holder or Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) business days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)           Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s

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Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(d)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is forty-five (45) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred twenty (120) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

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2.3          Underwriting Requirements.

(a)           If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other

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securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is a Qualified IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)           For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4          Obligations of the Company. Whenever required under this Section 2.4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

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(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2.5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of

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such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6          Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2.8, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2.6 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8          Indemnification. If any Registrable Securities are included in a registration statement under this Section 2.8:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisors for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)           To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the

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Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such

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proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.8, and otherwise shall survive the termination of this Agreement.

2.9          Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)           make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)           use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety

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(90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Series E Preferred Stock then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all holders of Series E Preferred Stock have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11        “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), or such other period (not to exceed 210 days following the date of the final prospectus relating to the IPO) as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f), or any successor provisions or amendments thereto, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11  shall only apply to the IPO, shall not apply to shares of Common Stock acquired in the IPO or in the open market following the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and other holders of at least 1% of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions and the underwriter agrees that if any of the obligations described in this Subsection 2.11 are waived or terminated with respect to any of the securities of any such Holder, officer, director or one-percent or greater stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the

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same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or stockholder. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12        Restrictions on Transfer.

(a)           The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)           Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW, TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)           The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.12. In connection with any sale, pledge, or transfer of any Restricted Securities, unless there is in effect a

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registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration or (z) any transaction involving the transfer of Restricted Securities from any Holder who is an Advisory Investor to another Advisory Investor with the same or an affiliated registered investment advisor; provided that each transferee (other than a transferee pursuant to clause (x)) agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)           the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation; provided that the Holders shall have received only cash or liquid securities in connection with such Deemed Liquidation Event; and

(b)           the second anniversary of a Qualified IPO.

2.14        Registration Rights Limited to Class A Common Stock. Notwithstanding anything to the contrary contained in this Agreement, the registration rights set forth in this Section 2 shall only provide the Holders with rights to request registration of shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), or to request inclusion of Class A Common Stock, in any registration pursuant to Subsections 2.1 or 2.2, and nothing contained herein shall be construed as granting the Holders any rights to request registration of shares of the Company’s Class B Common Stock, par value $0.001 per share.

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3.             Information and Observer Rights.

3.1          Delivery of Financial Statements. So long as there are outstanding shares of Preferred Stock and until the consummation of a Qualified IPO, the Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor:

(a)           as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (i) an audited balance sheet as of the end of such year, (ii) audited statements of income, retained earnings and changes in financial position for such year, and (iii) an audited statement of stockholders’ equity as of the end of such year;

(b)           as soon as practicable, but in any event within thirty (30) days after the end of each of quarter each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(c)           as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct.

(d)           as soon as practicable upon a request by a Major Investor, the Company shall use its reasonable commercial efforts to promptly respond or cause its transfer agent, if applicable, to promptly respond, to requests for information made on behalf of any Major Investor relating to (a) accounting or securities law matters required in connection an audit of the Major Investor or (b) the actual holdings of the Major Investor’s accounts, including in relation to the outstanding capital stock of the Company; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company (unless the Company believes the issue can be resolved by using a non-disclosure agreement and a non-disclosure agreement or confidentiality obligations are either already in place or are put in place). The rights given to any Major Investor pursuant to this Section 3.1(d) shall expire once that Investor’s account holds or could hold no securities of the Company that are restricted from resale under the Securities Act of 1933, as amended.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements

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delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Notwithstanding anything else in this Subsection 3.1 to the contrary, with respect to Holders who are Affiliates of Institutional Investors, the Company shall not be required to provide the information set forth in this Subsection 3.1 to each such Holder, and instead shall only be required to provide such information to a single investment advisor to be designated by each Institutional Investors from time to time; provided, however that in the case of the Fidelity Investors, the information may be provided to up to five (5) investment advisors.

3.2          Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company, or by Section 10.17 of the Stockholders’ Agreement dated on or about the date hereof by and among the Company and the parties thereto (the “Stockholders’ Agreement”)) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3          Observer Rights.

(a)           As long as T. Rowe Price owns not less than ten percent (10%) of the shares of the Series D Preferred Stock owned by it as of the date of this Agreement, the Company shall invite one (1) representative of T. Rowe Price to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the board reasonably concludes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor, each as determined in good faith by the Company.

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(b)           The Company shall invite one (1) representative of the Investors, which shall be designated by the Lead Investor, to attend all meetings of its Board of Directors and any committees thereof in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors or committee members at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the board reasonably concludes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor, each as determined in good faith by the Company. The Company shall reimburse the representative for its reasonable expenses incurred in connection with attendance at meetings of the Board of Directors or any of its committees.

(c)           As long as the Lead Investor owns not less than ten percent (10%) of the shares of the Series E Preferred Stock it originally purchased under the Purchase Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof or an equivalent amount of Common Stock issued upon conversion thereof), the Lead Investor will be entitled to appoint one (1) representative to attend any meetings of the Company’s subsidiaries’ board of directors or managers (or a similar body) and any committee thereof, as applicable, in a nonvoting observer capacity on the same terms noted in Section 3.3(b) above, if any only if, any of the Company’s holders of Preferred Stock, acting alone as a separate class or series (or a combination thereof), are specifically entitled to appoint a board member or manager (or comparable person) of such Company subsidiary and elect to appoint such board member or manager (or comparable person). The Company shall reimburse the representative for its reasonable expenses incurred in connection with attendance at meetings of the Board of Directors or the meetings of the managers (or a similar body), as applicable and the committees thereof.

3.4          Termination of Information Rights and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in Article FOURTH, Sections C.2.3.1(a) and (b) of the Certificate of Incorporation; provided that the Investors receive only cash and liquid securities in connection with such Deemed Liquidation Event, whichever event occurs first.

4.             Rights to Future Stock Issuances.

4.1          Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates. For purposes of this Section 4.1, “Affiliates” shall be deemed to include Advisory Investors with the same or affiliated registered investment advisor.

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(a)           The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)           By notification to the Company within twenty (20) business days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) business day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)           If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the one hundred twenty (120) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d)           The right of first offer in this Subsection 4.1 shall not be waived with respect to the rights of any holders of the Series E Preferred Stock unless such right is waived as to all Investors.

(e)           The right of first offer in this Subsection 4.1 shall not be applicable to Exempted Securities (as defined in the Certificate of Incorporation that is in effect as of the date hereof).

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4.2          Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event (as defined in Article FOURTH, Sections C.2.3.1(a) and (b) of the Certificate of Incorporation) provided that pursuant to such Deemed Liquidation Event the Investors receive only cash or liquid securities, whichever event occurs first.

5.             Additional Covenants.

5.1          Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Preferred Directors.

5.2          Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, receive restricted stock units or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute option or restricted stock unit agreements, as applicable, providing for (i) with respect to options, vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares or units vesting in equal monthly installments over the following thirty-six (36) months, (ii) with respect to restricted stock units, time based vesting of restricted stock units and/or event based vesting of restricted stock units consistent with the terms of the 2015 Equity Incentive Plan and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the consummation of a Qualified IPO and shall have the right to repurchase unvested shares or units at cost upon termination of employment of a holder of restricted stock or restricted stock units.

5.3          Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.4          Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are

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contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case maybe.

5.5          Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.6          Right to Conduct Activities. The Company hereby agrees and acknowledges that the Institutional Investors are professional investment funds, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, the Institutional Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investments by the Institutional Investors in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of the Institutional Investors to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company. Furthermore, the Company acknowledges that the execution of this Agreement and the Stockholders Agreement and the access to the Company’s confidential information hereunder or thereunder shall in no way be construed to prohibit or restrict an Institutional Investor or its investment advisor or such investment advisor’s other investment advisory clients from maintaining, making or considering investments in public or private companies, including, without limitation, companies that may compete either directly or indirectly with the Company, or from otherwise operating in the ordinary course of business; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

21

5.7          FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti¬corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.8          Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.4, 5.5 and 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event (as defined in Article FOURTH, Sections C.2.3.1(a) and (b) of the Certificate of Incorporation) provided that pursuant to such Deemed Liquidation Event the Investors receive only cash or liquid securities, whichever event occurs first.

6.             Miscellaneous.

6.1          Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family

22

Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2          Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4          Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110, Attention: Lawrence I. Silverstein, Facsimile No. (617) 428-6325 and if notice is given to the Investors, a copy shall also be sent to Cooley LLP, 500 Boylston Street, 14th Floor, Boston, Massachusetts 02116, Attention: Alfred L. Browne, III Facsimile No. (617) 937-2400.

6.6          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived o(either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further

23

that Sections 1.1, 2.11, 3.3, 3.4 and 5.8 shall not be amended or waived, and Sections 2.12, 2.13 and 4.1 shall not be amended or waived in any manner that adversely affects (i) the holders of Series D Preferred Stock, without the prior written consent of the holders of at least a majority of the Series D Preferred Stock (or Common Stock issued upon conversion thereof) then outstanding or (ii) the holders of Series E Preferred Stock, without the prior written consent of the holders of at least a majority of the Series E Preferred Stock (or Common Stock issued upon conversion thereof) then outstanding; and provided further that Sections 1.5, 1.18, 1.21, 1.22 and 2.10 shall not be amended or waived, and Section 5.6 shall not be amended or waived in any manner that adversely affects (i) the holders of Series D Preferred Stock, without the prior written consent of the holders of at least a majority of the Series D Preferred Stock (or Common Stock issued upon conversion thereof) then outstanding or (ii) the holders of Series E Preferred Stock, without the prior written consent of the holders of sixty-five percent (65%) of the Series E Preferred Stock (or Common Stock issued upon conversion thereof) then outstanding; and provided further that Sections 1.5(z), 1.18(w), 1.19, 3.3(b), 3.3(c) and 3.4 and this proviso of this Section 6.6 shall not be amended, modified or waived without the prior written consent of the Lead Investor; and provided further that Sections 2.11, 3.1, and 3.4 shall not be amended or waived in any manner that adversely affects the Advisory Investors without the prior written consent of the holders of at least a majority of the Registrable Securities held by all Advisory Investors; and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), provided, however, that, notwithstanding any waiver of any of the provisions of Section 4, in the event any Investor actually purchases any New Securities in any offering by the Company, then each other Investor shall be permitted to participate in such offering on a pro rata basis, in accordance with the other provisions set forth in Section 4 (and any amendment, modification or waiver of this proviso shall not be enforceable against any Investor unless such amendment, modification or waiver is contained in a written instrument signed by such Investor). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7          Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

24

6.8          Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. For purposes of this Section 6.8, “Affiliates” shall be deemed to include Advisory Investors with the same or affiliated registered investment advisor”.

6.9          Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10        Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11        Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND

25

VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13        Effect on Prior Agreement. Upon the execution and delivery of this Agreement by (a) the Company and (b) the Existing Investors representing the Majority Investors (as defined in the Prior Agreement), the Prior Agreement automatically shall terminate and be of no further force and effect and shall be superseded and replaced in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

CARGURUS, INC.

By:	/s/ Langley Steinert
	Name:	Langley Steinert
	Title:	Chief Executive Officer

LEAD INVESTOR:

GROWTH CAPITAL FUND I, L.P.

By: Growth Capital GP I, LLC
Its: General Partner

By:
	Title:	Stephanie Simon, Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

CARGURUS, INC.

By:
	Name:	Langley Steinert
	Title:	Chief Executive Officer

LEAD INVESTOR:

GROWTH CAPITAL FUND I, L.P.

By: Growth Capital GP I, LLC
Its: General Partner

	By:	/s/ Stephanie Simon
	Title:	Stephanie Simon, Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

/s/ Langley Steinert
Langley Steinert

Simon Rothman

David Parker

Stephen Kaufer

Nicholas Shanny

Ian G. Smith

Lawrence I. Silverstein

Matthew J. Cushing

Paul A. Gould

David Blundin

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Langley Steinert

/s/ Simon Rothman
Simon Rothman

David Parker

Stephen Kaufer

Nicholas Shanny

Ian G. Smith

Lawrence I. Silverstein

Matthew J. Cushing

Paul A. Gould

David Blundin

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Langley Steinert

Simon Rothman

/s/ David Parker
David Parker

Stephen Kaufer

Nicholas Shanny

Ian G. Smith

Lawrence I. Silverstein

Matthew J. Cushing

Paul A. Gould

David Blundin

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Langley Steinert

Simon Rothman

David Parker

/s/ Stephen Kaufer
Stephen Kaufer

Nicholas Shanny

Ian G. Smith

Lawrence I. Silverstein

Matthew J. Cushing

Paul A. Gould

David Blundin

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Langley Steinert

Simon Rothman

David Parker

Stephen Kaufer

Nicholas Shanny

/s/ Ian G. Smith
Ian G. Smith

Lawrence I. Silverstein

Matthew J. Cushing

Paul A. Gould

David Blundin

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Argonaut 22 LLC
By:	Spinnaker Capital LLC, its Managing Member

By:	/s/ Anastasios Parafestas
	Name:	Anastasios Parafestas
	Title:	Sole Managing Member

Promerica Capital LLC

By:	/s/ Anastasios Parafestas
	Name:	Anastasios Parafestas
	Title:	Manager

GC Holdings Investors LLC

By:	/s/ Anastasios Parafestas
	Name:	Anastasios Parafestas
	Title:	Manager

Allen & Company

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Argonaut 22 LLC
By:	Spinnaker Capital LLC, its Managing Member

By:
Name:
Title:

Promerica Capital LLC

By:
Name:
Title:

GC Holdings Investors LLC

By:
Name:
Title:

Allen & Company LLC

By:	/s/ Peter DiIorio
	Name:	Peter DiIorio
	Title:	General Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Matthews G. Rightmire Trust, dated 12/22/05

By:
Name:
Title:

The NP 2003 Family Trust

By:	/s/ Anastasios Parafestas
	Name:	Anastasios Parafestas
	Title:	Co-Trustee

Fowler LLC

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Matthew Dow, Vice President
Phone: 410-345-3468
E-mail: matthew_dow@troweprice.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Personal Strategy Income Fund
T. Rowe Personal Strategy Balanced Fund
T. Rowe Price Personal Strategy Growth Fund
T. Rowe Price Personal Strategy Balanced Portfolio
U.S. Small-Cap Stock Trust
VALIC Company I - Small Cap Fund
TD Mutual Funds - TD U.S. Small-Cap Equity Fund
T. Rowe Price U.S. Small-Cap Core Equity Trust
Advantus Capital Management, Inc. Minnesota Life Insurance Co.
Costco 401(k) Retirement Plan
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Gregory A. McCrickand
Name:	Gregory A. McCrickand
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Matthew Dow, Vice President
Phone: 410-345-3468
E-mail: matthew_dow@troweprice.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price U.S. Small-Cap Value Equity Trust
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Matthew Dow, Vice President
Phone: 410-345-3468
E-mail: matthew_dow@troweprice.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOXHAVEN MASTER FUND, LP

By: Foxhaven Asset Management, LP, its Investment Manager

By: Piedmont P&L, LLC, its general partner

By:	/s/ Nicholas Lawler
Name:	Nicholas Lawler
Title:	Managing Member

FOXWAY, LP

By: Foxhaven Asset Management, LP, its Investment Manager

By: Piedmont P&L, LLC, its general partner

By:	/s/ Nicholas Lawler
Name:	Nicholas Lawler
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY OTC COMMINGLED POOL

By: Fidelity Management & Trust Co.

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Michael Blandino
Name:	Michael Blandino
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Matthew Dow, Vice President
Phone: 410-345-3468
E-mail: matthew_dow@troweprice.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Personal Strategy Income Fund
T. Rowe Personal Strategy Balanced Fund
T. Rowe Price Personal Strategy Growth Fund
T. Rowe Price Personal Strategy Balanced Portfolio
U.S. Small-Cap Stock Trust
VALIC Company I — Small Cap Fund
TD Mutual Funds — TD U.S. Small-Cap Equity Fund
T. Rowe Price U.S. Small-Cap Core Equity Trust
Advantus Capital Management, Inc. Minnesota Life Insurance Co.
Costco 401(k) Retirement Plan
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Gregory A. McCrickand
Name:	Gregory A. McCrickand
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Matthew Dow, Vice President
Phone: 410-345-3468
E-mail: matthew_dow@troweprice.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

Series A Preferred Stock

Argonaut 22 LLC

One Joy Street

Boston, MA 02108

GC Holdings Investors LLC

One Joy Street

Boston, MA 02108

Promerica Capital LLC

c/o Peter M. Nicholas

P.O. Box 1558

Boca Grande, FL 33921

With a copy to:

One Joy Street

Boston, MA 02108

Allen & Company LLC

711 Fifth Avenue

New York, NY 10022

Langley Steinert

199 Nashawtuc Rd

Concord, MA 01742

Steve Kaufer

95 Dudley Road

Newton, MA 02459

David Parker

77 Revere Street

Boston, Ma 02114

Nicholas Shanny

21 Endicott Street

Newton, MA 02459

The Matthews G. Rightmire Trust, dated 12/22/05

10 Conant Road

Hanover, NH 03755

Lawrence I. Silverstein

40 Lawmarissa Road

Newton, MA 02468

Matthew J. Cushing

25 Edgemere Road

Lynnfield, MA 01940

Simon Rothman

1205 Forest Avenue

Palo Alto, CA 94301

The NP 2003 Family Trust

C/O The Bollard Group LLC

One Joy Street

Boston, MA 02108

Ian G. Smith

197 Greenoaks Drive

Atherton, CA 94027

Paul A. Gould

70 South Quaker Hill Road

Pawling, NY 12564

David Blundin

162 Pine Ridge Road

North Andover, MA 01845

Series B Preferred Stock

Argonaut 22 LLC

One Joy Street

Boston, MA 02108

GC Holdings Investors LLC

One Joy Street

Boston, MA 02108

Promerica Capital LLC

c/o Peter M. Nicholas

P.O. Box 1558

Boca Grande, FL 33921

With a copy to:

One Joy Street

Boston, MA 02108

Langley Steinert

199 Nashawtuc Rd

Concord, MA 01742

Allen & Company LLC

711 Fifth Avenue

New York, NY 10022

The NP 2003 Family Trust

C/O The Bollard Group LLC

One Joy Street

Boston, MA 02108

Fowler LLC

9 E 79th Street

New York, NY 10075

Benjamin Peretsman

9 E 79th Street

New York, NY 10075

Jessica Peretsman

9 E 79th Street

New York, NY 10075

Tyler Clement

9 E 79th Street

New York, NY 10075

Peter Clement

9 E 79th Street

New York, NY 10075

Paul A. Gould

70 South Quaker Hill Road

Pawling, NY 12564

Ian G. Smith

197 Greenoaks Drive

Atherton, CA 94027

Stephen D. Greenberg

1120 Fifth Avenue

New York, NY 10128

Kaveh Khosrowshahi

411 Sleepy Hollow Road

Briarcliff Manor, NY 10510

Harry Wagner

14 E 75th Street, Apartment 5A

New York, NY 10021

David M. Wehner

149 Linden Avenue

Atherton, CA 94027

Salima Vahabzadeh

124 Hudson Street

New York, NY 10013

Series C Preferred Stock

Argonaut 22 LLC

One Joy Street

Boston, MA 02108

GC Holdings Investors LLC

One Joy Street

Boston, MA 02108

Promerica Capital LLC

c/o Peter M. Nicholas

P.O. Box 1558

Boca Grande, FL 33921

With a copy to:

One Joy Street

Boston, MA 02108

Langley Steinert

199 Nashawtuc Rd

Concord, MA 01742

Allen & Company LLC

711 Fifth Avenue

New York, NY 10022

Fowler LLC

9 E 79th Street

New York, NY 10075

Paul A. Gould

70 South Quaker Hill Road

Pawling, NY 12564

Ian G. Smith

197 Greenoaks Drive

Atherton, CA 94027

Stephen D. Greenberg

1120 Fifth Avenue

New York, NY 10128

The NP 2003 Family Trust

C/O The Bollard Group LLC

One Joy Street

Boston, MA 02108

Kaveh Khosrowshahi

411 Sleepy Hollow Road

Briarcliff Manor, NY 10510

Salima Vahabzadeh

124 Hudson Street

New York, NY 10013

David M. Wehner

149 Linden Avenue

Atherton, CA 94027

Harry Wagner

14 E 75th Street, Apartment 5A

New York, NY 10021

Lawrence I. Silverstein

40 Lawmarissa Road

Newton, MA 02468

Matthew J. Cushing

25 Edgemere Road

Lynnfield, MA 01940

Series D Preferred Stock

T. Rowe Price New Horizons Fund, Inc.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price New Horizons Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price U.S. Equities Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price Small-Cap Stock Fund, Inc.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price Institutional Small-Cap Stock Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. ROWE PRICE PERSONAL STRATEGY

INCOME FUND

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. ROWE PRICE PERSONAL STRATEGY

BALANCED FUND

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. ROWE PRICE PERSONAL STRATEGY

GROWTH FUND

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. ROWE PRICE PERSONAL STRATEGY

BALANCED PORTFOLIO

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

U.S. Small-Cap Stock Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

VALIC Company I- Small Cap Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

TD Mutual Funds - TD U.S. Small-Cap Equity Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price U.S. Small-Cap Core Equity Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Advantus Capital Management, Inc. Minnesota Life

Insurance Co.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Costco 401(k) Retirement Plan

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price Small-Cap Value Fund, Inc.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price U.S. Small-Cap Value Equity Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

T. Rowe Price U.S. Equities Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Series E Preferred Stock

Growth Capital Fund I, L.P.

Winslow Capital Management, LLC

4720 IDS Tower

80 South 8th Street

Minneapolis, MN 55402

Fidelity Securities Fund: Fidelity OTC Portfolio

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # F68304

Email: NTINQUIRY@NTRS.COM

Fax number: 312-557-5417

Fidelity OTC Commingled Pool

Brown Brothers Harriman & Co.

Harborside Financial Center

1150 Plaza Five

Jersey City NJ 07311

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Foxhaven Master Fund, LP

Foxhaven Asset Management, LP

Attn: Nick Lawler

410 E Water Street, Suite 888

Charlottesville, VA 22902

Foxway, LP

Foxhaven Asset Management, LP

Attn: Nick Lawler

410 E Water Street, Suite 888

Charlottesville, VA 22902

T. Rowe Price New Horizons Fund, Inc.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. Rowe Price New Horizons Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. Rowe Price U.S. Equities Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. Rowe Price Small-Cap Stock Fund, Inc.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. Rowe Price Institutional Small-Cap Stock Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. ROWE PRICE PERSONAL STRATEGY INCOME FUND

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

U.S. Small-Cap Stock Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

VALIC Company I — Small Cap Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

TD Mutual Funds — TD U.S. Small-Cap Equity Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

T. Rowe Price U.S. Small-Cap Core Equity Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

Advantus Capital Management, Inc. Minnesota Life Insurance Co.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com

Costco 401(k) Retirement Plan

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Matthew Dow, Vice President

Phone: 410-345-3468

E-mail: matthew_dow@troweprice.com